As filed with the Securities and Exchange Commission on June 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Prairie Operating Co.

(Exact name of registrant as specified in its charter)

Delaware	98-0357690
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 400 Houston, Texas	77007
(Address of Principal Executive Offices)	(Zip Code)

2024 AMENDED & RESTATED PRAIRIE OPERATING CO.

LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Edward Kovalik

Chief Executive Officer

55 Waugh Drive, Suite 400

Houston, Texas 77007

(Name and address of agent for service)

(713) 424-4247

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Prairie Operating Co. (the “Company” or “Registrant”) to register an additional 7,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued under the 2024 Amended & Restated Prairie Operating Co. Long-Term Incentive Plan (as may be amended from time to time, the “Plan”). These shares are in addition to the 7,500,000 shares of Common Stock that may be issued under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-278889) (the “2024 Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on April 23, 2024. Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the 2024 Registration Statement are incorporated by reference into this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Registrant with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 6, 2025;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 15, 2025;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 7, 2025, March 12, 2025, March 17, 2025, March 24, 2025/March 24, 2025 (two reports), March 26, 2025, April 1, 2025, May 9, 2025, June 6, 2025 and June 20, 2025;

(d)	The description of the Registrant’s common stock filed as Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 6, 2025, including any amendment or report filed for the purpose of updating such description; and

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2024.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items) subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which precedes such exhibits and is incorporated herein by reference.

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on August 20, 2024).
4.2	Amended and Restated Bylaws of Prairie Operating Co. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2023).
4.3	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2023).
4.4	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the amendment to the Company’s Current Report on Form 8-K, filed with the SEC on August 18, 2023).
4.5	Certificate of Amendment to the Certificate of Designation of Series E Convertible Preferred Stock of Prairie Operating Co. (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K, filed with the SEC on August 20, 2024).
4.6	Certificate of Amendment to the Certificate of Designation of Series D Convertible Preferred Stock of Prairie Operating Co. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on August 20, 2024).
4.7	Form of Series D PIPE Warrant (incorporated by reference to Exhibit C of Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2023).
4.8	Form of Exok Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on August 18, 2023).
4.9	Form of Series E A Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, filed with the SEC on August 18, 2023).
4.10	Form of Series E B Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K, filed with the SEC on August 18, 2023).
4.11	Form of Common Stock Purchase Warrant issued by Prairie Operating Co. to the Noteholders (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024).
4.12	2024 Amended & Restated Prairie Operating Co. Long-Term Incentive Plan (incorporated by reference herein to Registrant’s Current Report on Form 8-K, filed with the Commission on June 10, 2024).
4.13	Amendment No. 1 to the 2024 Amended & Restated Prairie Operating Co. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on June 6, 2025).
5.1*	Opinion of Norton Rose Fulbright US LLP as to the legality of the securities being registered.
23.1*	Consent of Ham, Langston & Brezina, L.L.P.
23.2*	Consent of Cawley, Gillespie & Associates, Inc.
23.3*	Consent of Plante & Moran, PLLC.
23.4*	Consent of Norton Rose Fulbright US LLP (included as part of its opinion filed as Exhibit 5.1).
24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement).
107.1*	Calculation of Filing Fee Table.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on June 27, 2025.

PRAIRIE OPERATING CO.

By:	/s/ Edward Kovalik
Name:	Edward Kovalik
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 27, 2025, each person whose signature appears below appoints Edward Kovalik and Gary C. Hanna, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Edward Kovalik
Edward Kovalik	Chief Executive Officer and Chairman
(Principal Executive Officer)

/s/ Gregory S. Patton
Gregory S. Patton	Executive Vice President and Chief Financial Officer
(Principal Financial and Principal Accounting Officer)

/s/ Gary C. Hanna
Gary C. Hanna	President and Director

/s/ Gizman I. Abbas
Gizman I. Abbas	Director

/s/ Richard N. Frommer
Richard N. Frommer	Director

/s/ Jonathan H. Gray
Jonathan H. Gray	Director

/s/ Stephen Lee
Stephen Lee	Director

/s/ Erik Thoresen
Erik Thoresen	Director

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